Exhibit 10.3

Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) may be competitively harmful if publicly disclosed.

Amendment No. 3 to the

Collaboration and License Agreement

This Amendment No. 3 (“Amendment”) to the Collaboration and License Agreement effective November 16, 2022 as amended by Amendment No. 1 effective June 28, 2024 and Amendment No. 2 effective October 7, 2025 (collectively the “Agreement”) by and between CytomX Therapeutics, Inc., having an address at 151 Oyster Point Blvd., Suite 400, South San Francisco, California 94080, U.S.A. (“CytomX”), and Regeneron Pharmaceuticals, Inc., a New York company with a business address located at 777 Old Saw Mill River Road, Tarrytown, NY 10591, U.S.A. (“Regeneron”) shall be effective as of May 16, 2026 (“Amendment No. 3 Effective Date”). All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

WHEREAS, Regeneron and CytomX wish to extend the period within which Regeneron may nominate certain Collaboration Programs;

NOW THEREFORE, in consideration of the foregoing and the agreements below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.
Section 1.82 of the Agreement shall be amended as follows:

“Section 1.82 “Program Selection Period” means a period of [***] commencing upon the Effective Date of the Agreement, and ending on [***].”

2.
Except as specifically amended herein, all other terms of the Agreement shall remain in full force and effect. The Parties may execute this Amendment in counterparts, each of which is deemed an original, but all of which together constitute one and the same agreement. The Amendment may be executed or delivered electronically or by facsimile transmission, and the Parties hereby agree that any electronic, digital, or facsimile signatures hereto are legal, valid and enforceable as originals.

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment No. 3 as of the Amendment No. 3 Effective Date.

Regeneron Pharmaceuticals, Inc.	CytomX Therapeutics, Inc.
By: /s/ Kerry K. Reinertsen Name: Kerry K. Reinertsen, Ph.D. Title: Senior Vice President, Strategic Alliances Date: May 15, 2026	By: /s/ Leslie Robbins Name: Leslie J.B. Robbins Title: Senior Vice President, Intellectual Property Date: May 15, 2026